As filed with the Securities and Exchange Commission on May 3, 1999

                                            Registration No. 333_______________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             ON-SITE SOURCING, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                        54-1648470
 (State or other jurisdiction of                          (I.R.S. employer
  incorporation or organization)                       identification number)

                         1111 N. 19th Street, 6th Floor
                            Arlington, Virginia 22209
                    (Address of Principal Executive Offices)

                                 (703) 276-1123
              (Registrant's telephone number, including area code)

                             1998 Stock Option Plan
                             1997 Stock Option Plan
                         Amended 1996 Stock Option Plan
                            (Full title of the plan)

                              Christopher J. Weiler
                                    President
                             On-Site Sourcing, Inc.
                         1111 N. 19th Street, 6th Floor
                            Arlington, Virginia 22209
                                 (703) 276-1123
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                 With a copy to:

                               David Charles, Esq.
                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                             Washington, D.C. 20037

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                              Proposed           Proposed
                                         Title of                               Maximum           Maximum
                                        Securities             Amount          Offering          Aggregate          Amount of
                                           to be                to be            Price            Offering        Registration
         Name of Plan                   Registered           Registered        Per Share           Price               Fee
-------------------------------------------------------------------------------------------------------------------------------
1998 Stock Option Plan           Common Stock, par             700,000             2.46      $   575,192 (1)          $159.90
(the "1998 SOP")                 value $0.01 per share

1997 Stock Option Plan           Common Stock, par             500,000             2.46       $1,229,161 (2)          $341.71
(the "1997 SOP")                 value $0.01 per share

Amended 1996 Stock Option        Common Stock, par             242,000             2.46       $1,720,087 (3)          $478.19
Plan (the "1996 SOP")            value $0.01 per share

-------------------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 7,033 ungranted options issuable pursuant to the 1998 SOP, a per share exercise price of $2.188 per share, which is equal to the average of the high and low prices reported in the Nasdaq Stock Market on April 28, 1999, and (b) for 692,967 options previously granted pursuant to the 1998 SOP, the weighted average per share exercise price of $2.46 per share.

(2) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 3,085 ungranted options issuable pursuant to the 1997 SOP, a per share exercise price of $2.188 per share, which is equal to the average of the high and low prices reported in the Nasdaq Stock Market on April 28, 1999, and (b) for 492,967 options previously granted pursuant to the 1997 SOP, the weighted average per share exercise price of $2.46 per share.

(3) In accordance with Rule 457(c) and (h), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 74,000 ungranted options issuable pursuant to the 1996 SOP, a per share exercise price of $2.188 per share, which is equal to the average of the high and low prices reported in the Nasdaq Stock Market on April 28, 1999, and (b) for 168,000 options previously granted pursuant to the 1996 SOP, the weighted average per share exercise price of $2.46 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. On-Site Sourcing, Inc. (the "Registrant" or the
"Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Report on Form 10-KSB for the period ended December 31, 1998.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1998.

         (c) The description of the Company's Common Stock which is incorporated by reference in the Prospectus on Form 424B4 filed by the Company on July 11, 1997, including any amendment or report filed for the purpose of updating such description.

         Item 4.   Description of Securities

         Not Applicable.

         Item 5.   Interests of Named Experts and Counsel

         Not Applicable

        Item 6.   Indemnification of Directors and Officers

         As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the bylaws of the Company provide that the Company is required to indemnify its officers and directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The bylaws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers, or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Item 7.   Exemption from Registration Claimed

         Not Applicable.

         Item 8.   Exhibits

         The  Exhibit  Index   attached  to  this   registration   statement  is
incorporated herein by reference.

         Item 9.   Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                      - 4 -

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia on the 26th day of April, 1999.

                                               On-Site Sourcing, Inc.

                                               By:  /s/  Christopher J. Weiler
                                               ---------------------------------
                                               Christopher J. Weiler
                                               Chairman of the Board, Chief
                                               Executive Officer and President


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Christopher J. Weiler and Alfred T. Duncan as his true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                           Date

/s/ Christopher J. Weiler     Chairman of the Board, Chief        April 26, 1999
-------------------------     Executive Officer and President
  Christopher J. Weiler       (Principal Executive Officer)

/s/ Alfred T. Duncan          Executive Vice President,
-------------------------     Chief Financial Officer and         April 26, 1999
  Alfred T. Duncan            Secretary (Principal Financial
                              and Accounting Officer)

/s/ Allen C. Outlaw           Director                            April 26, 1999
-------------------------
  Allen C. Outlaw

        Signature                      Title                          Date

/s/ Lance Waagner             Director                            April 26, 1999
------------------------
   Lance Waagner

/s/ Charles B. Millar         Director                            April 26, 1999
------------------------
   Charles B. Millar

/s/ Jorge R. Forgues          Director                            April 26, 1999
-------------------------
   Jorge R. Forgues

                                  EXHIBIT INDEX


Exhibit
Number      Description
-------------------------
4*         1998 Stock Option Plan

4.1**      1997 Stock Option Plan

4.2***     Amended 1996 Stock Option Plan

5 Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered

23 Consent of Reznick Fedder & Silverman, PC, as independent public accountant

24         Power of attorney (included on signature pages of this Registration
           Statement)

------------------------

* Incorporated herein by reference to the Schedule 14A (File No. 000-20947) as filed with the Commission on December 1, 1998.

** Incorporated herein by reference to Exhibit 10.23 to the Form SB-2 Post Effective Amendment Number 1 as filed with the Commission on February 18, 1997.

*** Incorporated herein by reference to Exhibit 10.24 to the Form SB-2 Post Effective Amendment Number 1 as filed with the Commission on February 18, 1997.

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